Exhibit 99.1

Investor Contact	1775 Tysons Boulevard, 7th Floor
Ian Weissman	Tysons, VA 22102
+ 1 571 302 5591	www.pkhotelsandresorts.com

Park Hotels & Resorts Inc. Reports Third Quarter 2019 Results

TYSONS, VA (November 6, 2019) – Park Hotels & Resorts Inc. (“Park” or the “Company”) (NYSE: PK) today announced results for the third quarter ended September 30, 2019. Highlights include:

Third Quarter 2019 Highlights

•	Park Comparable RevPAR was $183.51, an increase of 1.9% from the same period in 2018;
•	Park Comparable RevPAR increased 2.6% from the same period in 2018, excluding Florida renovation displacement and disruption from Hurricane Dorian;
•	Park Comparable Total RevPAR was $274.95, an increase of 4.9% from the same period in 2018;
•	Net income was $9 million and net income attributable to stockholders was $5 million;
•	Adjusted EBITDA was $180 million;
•	Park Comparable Hotel Adjusted EBITDA margin was 28.1%, an increase of 20 bps from the same period in 2018;
•	Adjusted FFO attributable to stockholders was $140 million;
•	Diluted earnings per share was $0.02;
•	Diluted Adjusted FFO per share was $0.68; and
•	Completed the $2.5 billion acquisition of Chesapeake Lodging Trust (“Chesapeake”) on September 18, 2019.

Thomas J. Baltimore, Jr., Chairman, President and Chief Executive Officer, stated, “I am pleased to announce results for another solid quarter with Park Comparable RevPAR increasing 1.9%, and RevPAR index share increasing by an impressive 350 basis points driven by our strong group base and diversified platform that helped offset a challenging transient demand environment.  Despite these challenges, the portfolio is still delivering margin growth due in part to relentless efforts from our aggressive asset management initiatives.  I am also extremely excited by our strategic acquisition of Chesapeake Lodging Trust. We acquired an exceptional portfolio of 18 hotels, which accelerates the Company’s strategic goals of upgrading the quality of the portfolio and achieving brand, operator and geographic diversity. This exciting acquisition positions the Company to drive superior, risk-adjusted earnings growth as we apply the success we have demonstrated within the legacy Park portfolio to this high-quality portfolio.”

Selected Statistical and Financial Information

The amounts below, except Park comparable metrics, include the results from the 18 hotels acquired from Chesapeake for the 13 days in the third quarter following the acquisition. For additional information regarding the operating performance of the 18 Chesapeake hotels and total pro-forma comparable metrics, see Pro-forma Selected Statistical and Financial Information later in this release.

(unaudited, dollars in millions, except RevPAR and ADR)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	2018	Change(1)		2019	2018	Change(1)
Park Comparable RevPAR	$183.51	$180.07	1.9%		$184.77	$180.57	2.3%
Park Comparable Occupancy	83.7%	83.7%	—		83.3%	82.9%	0.4	% pts
Park Comparable ADR	$219.16	$215.01	1.9%		$221.82	$217.75	1.9%

Park Comparable Total RevPAR	$274.95	$262.12	4.9%		$286.77	$276.69	3.6%

Net income	$9	$55	(83.6)%		$190	$422	(55.0)%
Net income attributable to stockholders	$5	$52	(90.4)%		$183	$418	(56.2)%

Adjusted EBITDA	$180	$168	7.1%		$563	$570	(1.2)%
Park Comparable Hotel Adjusted EBITDA	$172	$163	5.5%		$556	$537	3.7%
Park Comparable Hotel Adjusted EBITDA margin	28.1%	27.9%	20	bps	29.4%	29.4%	—
Adjusted FFO attributable to stockholders	$140	$132	6.1%		$440	$456	(3.5)%

Earnings per share - Diluted(1)	$0.02	$0.26	(92.3)%		$0.90	$2.04	(55.9)%
Adjusted FFO per share - Diluted(1)	$0.68	$0.65	4.6%		$2.16	$2.23	(3.1)%
Weighted average shares outstanding - Diluted	207	201	6		204	205	(1)

(1)Amounts are calculated based on unrounded numbers.

Park Comparable Hotels by Market

Highlights of the Company’s key markets, excluding the 18 hotels acquired from Chesapeake, include:

•

Hawaii: RevPAR increased 13.0% for the quarter and 4.5% year-to-date, primarily due to an increase in rate and occupancy from both group and transient business at the Hilton Waikoloa Village which previously experienced disruption caused by the 2018 volcanic activity on the Big Island;

•

Northern California: RevPAR decreased 3.1% for the quarter primarily as a result of a decrease in transient revenue resulting from lower rates, partially offset by an increase in group business. On a year-to-date basis, RevPAR increased 5.3% primarily due to a combined 23.0% increase in group revenue at the Hilton San Francisco Union Square and Parc 55 San Francisco;

•

Florida: RevPAR decreased 6.0% for the quarter and 0.9% year-to-date primarily due to renovation displacement at The Reach, a Waldorf Astoria Resort, which is undergoing a conversion to a Curio branded hotel and rooms renovation at the Hilton Orlando Bonnet Creek in connection with its conversion to a Signia Hilton branded hotel.  The decrease in transient revenue at Park’s Florida hotels was partially offset by an increase in group revenue at the Waldorf Astoria Orlando due to an increase in group demand and an increase in transient demand at Casa Marina, A Waldorf Astoria Resort for the quarter and year-to-date as well as an increase in group demand for the quarter;

•	New Orleans: RevPAR increased 10.8% for the quarter and 1.3% year-to-date primarily due to an increase in group revenue as a result of an increase in demand and rate;
•	Chicago: RevPAR decreased 4.8% during the quarter and 3.6% year-to-date as a result of a decrease in transient revenue;
•

New York: RevPAR increased 1.3% for the quarter primarily due to an increase in both group and contract revenue as a result of an increase in demand, and decreased 0.5% year-to-date primarily due to a decline in rate as a result of a decrease in transient demand;

•

Southern California: RevPAR increased 4.0% for the quarter and 10.6% year-to-date primarily as a result of an increase in occupancy and rate at the Hilton Santa Barbara Beachfront Resort following the renovation and repositioning of the hotel completed in April 2018; and

•	Washington, D.C.: RevPAR increased 5.5% for the quarter and 1.1% year-to-date primarily due to an increase in transient rate.

Insurance Update

In September 2017, Hurricanes Irma and Maria caused damage and disruption at the Caribe Hilton in San Juan Puerto Rico and Park’s two hotels in Key West, Florida. The Caribe Hilton, which was closed throughout 2018, reopened on June 19, 2019.

For the third quarter, Park recognized $6 million in business interruption proceeds for the Caribe Hilton for a total of $8 million of business interruption proceeds year-to-date. To date, Park has received approximately $137 million of insurance proceeds for the Caribe Hilton and $8 million of insurance proceeds related to property damage for both the Key West hotels.  Park expects to finalize the insurance claims related to its Puerto Rico and Key West hotels by the end of 2019.

Capital Investments

Excluding the redevelopment of the Caribe Hilton, Park invested $48 million in the third quarter on capital improvements at its hotels, including $30 million on improvements made to guest rooms, meeting spaces and other guest-facing areas. Key projects for the quarter included:

•

Hilton Orlando Bonnet Creek: $12 million primarily on meeting room and guest room renovations as part of its planned conversion to a Signia Hilton branded hotel, which is expected to occur by early 2021;

•	Hilton Hawaiian Village Waikiki Beach Resort: $7 million primarily on guest room renovations in the Tapa Tower;
•	Hilton New Orleans Riverside: $4 million primarily on guest room renovations;
•

The Reach, a Waldorf Astoria Resort: $4 million primarily on guest room renovations in anticipation of conversion of the hotel to the Curio brand, which is expected to be completed by the end of 2019; and

•	Hilton Boston Logan Airport: $3 million primarily on guest room renovations.

Dispositions

In November 2019, Park executed an agreement to sell the 182-room Ace Hotel and Theater Downtown Los Angeles for a sales price of $117 million, or $643,000 per key.  Park also executed an agreement to sell the 503-room Hilton São Paulo Morumbi for a sales price of approximately $125 million, or $249,000 per key. Both of these hotel sales will be payable in cash at closing and are subject to customary closing adjustments.

In October 2019, Park executed an agreement to terminate the ground lease on the Hilton Sheffield Hotel. The termination is expected to occur prior to January 31, 2020.

In July 2019, Park and other owners of the entity that owns the Conrad Dublin, entered into an agreement to sell their ownership interests in the entity for a gross sales price of approximately $127 million.  Park’s pro-rata share of the gross sales price is approximately $61 million. Proceeds are payable in cash at closing and are subject to customary pro rations and adjustments. The sale is currently anticipated to close in November 2019.

Upon the sales of the Conrad Dublin and the Hilton Sao Paulo Morumbi, and the termination of the Hilton Sheffield Hotel ground lease, Park will no longer have any international hotels in its portfolio.

Acquisitions

On September 18, 2019, Park completed the acquisition of Chesapeake for total consideration of approximately $2.5 billion, including acquisition costs, and acquired a 100% ownership interest in the following 18 hotels:

Hotel	Location	Rooms
Hilton Denver City Center	Denver, CO	613
W Chicago – Lakeshore	Chicago, IL	520
Hyatt Regency Boston	Boston, MA	502
Hyatt Regency Mission Bay Spa and Marina	San Diego, CA	438
Boston Marriott Newton	Newton, MA	430
Le Meridien New Orleans	New Orleans, LA	410
W Chicago – City Center	Chicago, IL	403
Royal Palm South Beach Miami, a Tribute Portfolio Resort	Miami Beach, FL	393
Le Meridien San Francisco	San Francisco, CA	360
JW Marriott San Francisco Union Square	San Francisco, CA	344
Hyatt Centric Fisherman’s Wharf	San Francisco, CA	316
Hotel Indigo San Diego Gaslamp Quarter	San Diego, CA	210
Courtyard Washington Capitol Hill/Navy Yard	Washington, DC	204
Homewood Suites by Hilton Seattle Convention Center Pike Street	Seattle, WA	195
Hilton Checkers Los Angeles	Los Angeles, CA	193
Ace Hotel Downtown Los Angeles	Los Angeles, CA	182
Hotel Adagio, Autograph Collection	San Francisco, CA	171
W New Orleans – French Quarter	New Orleans, LA	97
		5,981

Pro-forma Selected Statistical and Financial Information

(unaudited, dollars in millions, except RevPAR and ADR)

	Three Months Ended September 30,
	2019			2018			Change(4)
	Actual	Pro-forma	Pro-forma	Actual	Pro-forma	Pro-forma	Pro-forma
	Park Comparable Hotels(1)	Chesapeake Comparable Hotels (2)	Total Pro-forma Comparable Hotels (3)	Park Comparable Hotels(1)	Chesapeake Comparable Hotels (2)	Total Pro-forma Comparable Hotels (3)	Total Pro-forma Comparable Hotels

RevPAR	$183.51	$204.65	$187.70	$180.07	$208.53	$185.71	1.1%
Occupancy	83.7%	89.5%	84.9%	83.7%	89.3%	84.9%	—%	pts
ADR	$219.16	$228.77	$221.17	$215.01	$233.67	$218.90	1.0%

Hotel Adjusted EBITDA	$172	$47	$219	$163	$49	$212	3.1%
Hotel Adjusted EBITDA margin	28.1%	31.6%	28.8%	27.9%	33.2%	29.0%	(20)	bps

Number of Hotels	39	18	57
Number of Rooms	24,181	5,981	30,162

	Nine Months Ended September 30,
	2019			2018				Change(4)
	Actual	Pro-forma	Pro-forma	Actual		Pro-forma	Pro-forma	Pro-forma
	Park Comparable Hotels(1)	Chesapeake Comparable Hotels (2)	Total Pro-forma Comparable Hotels (3)	Park Comparable Hotels(1)		Chesapeake Comparable Hotels (2)	Total Pro-forma Comparable Hotels (3)	Total Pro-forma Comparable Hotels

RevPAR	$184.77	$196.55	$187.11	$180.57		$197.96	$184.02	1.7%
Occupancy	83.3%	85.3%	83.7%	82.9%		86.0%	83.5%	0.2%	pts
ADR	$221.82	$230.46	$223.57	$217.75		$230.21	$220.29	1.5%

Hotel Adjusted EBITDA	$556	$137	$693	$53	7	$140	$677	2.5%
Hotel Adjusted EBITDA margin	29.4%	32.0%	29.9%	29.4%		32.9%	30.1%	(20)	bps

Number of Hotels	39	18	57
Number of Rooms	24,181	5,981	30,162

(1)	Excludes hotels acquired as part of the Chesapeake acquisition in September 2019.
(2)	Includes only hotels acquired as part of the Chesapeake acquisition in September 2019 and includes results for periods prior to the Company's ownership.
(3)	Includes 57 comparable hotels owned as of September 30, 2019 and assumes these hotels were owned as of the beginning of each of the periods presented.
(4)	Amounts are calculated based on unrounded numbers.

Balance Sheet and Liquidity

Park had the following debt outstanding as of September 30, 2019, which includes debt issued and assumed as part of the acquisition of Chesapeake:

(unaudited, dollars in millions)
Debt	Collateral	Interest Rate	Maturity Date	As of September 30, 2019
Fixed Rate Debt
Mortgage loan	DoubleTree Hotel Spokane City Center	3.55%	October 2020	$12
Mortgage loan	Hilton Denver City Center	4.90%	August 2022	61
Mortgage loan	Hilton Checkers Los Angeles	4.11%	March 2023	28
Mortgage loan	W Chicago - City Center	4.25%	August 2023	79
Commercial mortgage-backed securities loan	Hilton San Francisco Union Square, Parc 55 San Francisco - a Hilton Hotel	4.11%	November 2023	725
Mortgage loan	Hyatt Regency Boston	4.25%	July 2026	142
Commercial mortgage-backed securities loan	Hilton Hawaiian Village Beach Resort	4.20%	November 2026	1,275
Mortgage loan	Hilton Santa Barbara Beachfront Resort	4.17%	December 2026	165
Capital lease obligations		3.07%	2021 to 2022	1
Total Fixed Rate Debt		4.19%(1)		2,488

Variable Rate Debt
Revolving credit facility(2)	Unsecured	L + 1.50%	December 2021(3)	—
2016 Term loan	Unsecured	L + 1.45%	December 2021	750
Mortgage loan	DoubleTree Hotel Ontario Airport	L + 2.25%	May 2022(3)	30
2019 Term Facility	Unsecured	L + 1.40%	September 2024	850
Total Variable Rate Debt		3.52%(1)		1,630

Add: unamortized premium				3
Less: unamortized deferred financing costs and discount				(21)
Total Debt(4)		3.92%(1)		$4,100

(1)	Calculated on a weighted average basis.
(2)	$1 billion available.
(3)	Assumes the exercise of all extensions that are exercisable solely at Park’s option.
(4)	Excludes $234 million of Park’s share of debt of its unconsolidated joint ventures.

Total cash and cash equivalents were $364 million as of September 30, 2019, including $43 million of restricted cash.

Dividends

Park declared a third quarter 2019 cash dividend of $0.45 per share to stockholders of record as of September 30, 2019.  The third quarter 2019 cash dividend was paid on October 15, 2019.

Park plans to declare its fourth quarter dividend before the end of 2019 and currently expects such dividend to be in the range of $0.50 per share and $0.60 per share, subject to approval by its Board of Directors.

Full-Year 2019 Outlook

The 2019 outlook includes projected Chesapeake results from the date of acquisition through the remainder of 2019 for net income, EBITDA and FFO. Hilton Waikoloa Village is included in Park’s 2019 comparable hotels as its room count is expected to remain consistent throughout 2019 as compared to 2018.  Park expects the full-year 2019 operating results to be as follows:

(unaudited, dollars in millions, except per share amounts and Pro-forma Comparable RevPAR)

	2019 Outlook
	as of November 6, 2019
Metric	Low		High

Comparable RevPAR Growth(1)	1.0%		2.0%
Comparable RevPAR(1)	$181		$183

Net income	$264		$284
Net income attributable to stockholders	$254		$274
Diluted earnings per share(2)	$1.19		$1.29

Adjusted EBITDA	$768		$788
Comparable Hotel Adjusted EBITDA margin change(1)	(50)	bps	(20)	bps
Adjusted FFO per share - Diluted(2)	$2.80		$2.90

(1)     Includes operating results for the 18 Chesapeake hotels for the fourth quarter only.

(2)	Per share amounts are calculated based on unrounded numbers.

Full-year 2019 guidance is based in part on the following assumptions:

•

General and administrative expenses are projected to be $43 million, excluding $65 million of acquisition costs, $16 million of non-cash share-based compensation expense, $4 million of disposition costs and $1 million of severance expense;

•	Fully diluted weighted average shares are expected to be 212.7 million;
•	Comparable RevPAR for the fourth quarter of 2019 is expected to be flat compared to the fourth quarter of 2018;
•

Includes $8 million of Adjusted EBITDA from the Caribe Hilton representing a partial year of operations, for which Park expects to be covered by business interruption insurance resulting from the hotel being closed for a portion of 2019 following the damage caused by Hurricane Maria; and

•	Does not take into account potential future acquisitions and dispositions, including those currently under contract, which could result in a material change to Park’s outlook.

Park’s full-year 2019 guidance is based on many factors, many of which are outside the Company’s control and all of which are subject to change.  Park may change the guidance provided during the year as actual and anticipated results vary from these assumptions.

Supplemental Disclosures

In conjunction with this release, Park has furnished a financial supplement with additional disclosures on its website. Visit www.pkhotelsandresorts.com for more information. Park has no obligation to update any of the information provided to conform to actual results or changes in Park’s portfolio, capital structure or future expectations.

Conference Call

Park will host a conference call for investors and other interested parties to discuss third quarter 2019 results on Thursday, November 7, 2019 beginning at 10:00 a.m. Eastern Time. Participants may listen to the live webcast by logging onto the Investors section of the website at www.pkhotelsandresorts.com. Alternatively, participants may listen to the live call by dialing (877) 451-6152 in the United States or (201) 389-0879 internationally and requesting Park Hotels & Resorts’ Third Quarter 2019 Earnings Conference Call. Participants are encouraged to dial into the call or link to the webcast at least ten minutes prior to the scheduled start time.

A replay and transcript of the webcast will be available within 24 hours after the live event on the Investors section of Park’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, the effects of competition and the effects of future legislation or regulations, and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Annual Report on Form 10-K for the year ended December 31, 2018, as such factors may be updated from time to time in Park’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Park presents certain non-GAAP financial measures in this press release, including Nareit FFO attributable to stockholders Adjusted FFO attributable to stockholders, EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA, and Hotel Adjusted EBITDA margin. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of its operating performance. Please see the schedules included in this press release including the “Definitions” section for additional information and reconciliations of such non-GAAP financial measures.

About Park

Park is the second largest publicly traded lodging REIT with a diverse portfolio of market-leading hotels and resorts with significant underlying real estate value. Park’s portfolio currently consists of 66 premium-branded hotels and resorts with over 35,000 rooms primarily located in prime city center and resort locations, which includes 18 hotels with approximately 6,000 rooms acquired in the Chesapeake Lodging Trust acquisition. Visit www.pkhotelsandresorts.com for more information.

.

PARK HOTELS & RESORTS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in millions, except share and per share data)

	September 30,	December 31,
	2019	2018
ASSETS
Property and equipment, net	$9,986	$7,975
Investments in affiliates	52	50
Goodwill	607	607
Intangibles, net	46	27
Cash and cash equivalents	321	410
Restricted cash	43	15
Accounts receivable, net	193	153
Prepaid expenses	76	82
Other assets	29	44
Operating lease right-of-use asset	267	—
TOTAL ASSETS	$11,620	$9,363
LIABILITIES AND EQUITY
Liabilities
Debt	$4,100	$2,948
Accounts payable and accrued expenses	237	183
Due to hotel manager	128	137
Due to Hilton Grand Vacations	135	135
Deferred income tax liabilities	42	42
Other liabilities	241	332
Operating lease liability	284	—
Total liabilities	5,167	3,777
Stockholders' Equity
Common stock, par value $0.01 per share, 6,000,000,000 shares authorized, 239,590,752 shares issued and 239,388,083 shares outstanding as of September 30, 2019 and 201,290,458 shares issued and 201,198,381 shares outstanding as of December 31, 2018	2	2
Additional paid-in capital	4,572	3,589
Retained earnings	1,931	2,047
Accumulated other comprehensive loss	(8)	(6)
Total stockholders' equity	6,497	5,632
Noncontrolling interests	(44)	(46)
Total equity	6,453	5,586
TOTAL LIABILITIES AND EQUITY	$11,620	$9,363

PARK HOTELS & RESORTS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues
Rooms	$431	$429	$1,271	$1,298
Food and beverage	156	144	534	532
Ancillary hotel	63	60	170	168
Other	22	19	59	53
Total revenues	672	652	2,034	2,051

Operating expenses
Rooms	114	113	334	337
Food and beverage	117	111	371	368
Other departmental and support	153	157	453	469
Other property-level	54	54	152	157
Management fees	32	32	101	103
Casualty loss (gain) and impairment loss, net	8	(1)	8	(1)
Depreciation and amortization	61	69	184	208
Corporate general and administrative	14	16	47	47
Acquisition costs	59	—	65	—
Other	23	19	61	54
Total expenses	635	570	1,776	1,742

Gain on sales of assets, net	1	2	20	98

Operating income	38	84	278	407

Interest income	2	2	5	4
Interest expense	(33)	(32)	(98)	(94)
Equity in earnings from investments in affiliates	3	4	18	16
Loss on foreign currency transactions	(2)	(1)	(2)	(4)
Other gain (loss), net	1	(2)	1	106

Income before income taxes	9	55	202	435
Income tax expense	—	—	(12)	(13)

Net income	9	55	190	422
Net income attributable to noncontrolling interests	(4)	(3)	(7)	(4)
Net income attributable to stockholders	$5	$52	$183	$418

Earnings per share:
Earnings per share - Basic	$0.02	$0.26	$0.90	$2.04
Earnings per share - Diluted	$0.02	$0.26	$0.90	$2.04

Weighted average shares outstanding - Basic	206	200	203	204
Weighted average shares outstanding - Diluted	207	201	204	205

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income	$9	$55	$190	$422
Depreciation and amortization expense	61	69	184	208
Interest income	(2)	(2)	(5)	(4)
Interest expense	33	32	98	94
Income tax expense	—	—	12	13
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	7	8	19	20
EBITDA	108	162	498	753
Gain on sales of assets, net	(1)	(2)	(20)	(98)
Loss (gain) on sale of investments in affiliates(1)	—	1	—	(107)
Loss on foreign currency transactions	2	1	2	4
Transition expense	—	1	—	3
Acquisition costs	59	—	65	—
Severance expense	—	1	2	2
Share-based compensation expense	4	4	12	12
Casualty loss (gain) and impairment loss, net	8	(1)	8	(1)
Other items	—	1	(4)	2
Adjusted EBITDA	$180	$168	$563	$570

(1)	Included in other gain (loss), net in the condensed consolidated statements of operations.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

PRO-FORMA COMPARABLE HOTEL ADJUSTED EBITDA AND

PRO-FORMA COMPARABLE HOTEL ADJUSTED EBITDA MARGIN

(unaudited, dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Adjusted EBITDA(1)	$180	$168	$563	$570
Less: Adjusted EBITDA from investments in affiliates	9	10	31	36
Less: All other(2)	(12)	(13)	(41)	(39)
Hotel Adjusted EBITDA(1)	183	171	573	573
Add: Adjusted EBITDA from hotels acquired(3)	39	49	129	140
Less: Adjusted EBITDA from hotels disposed of	(1)	8	10	31
Less: Adjusted EBITDA from non-comparable hotels	4	—	(1)	5
Pro-forma Comparable Hotel Adjusted EBITDA(3)	$219	$212	$693	$677

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Total Revenues	$672	$652	$2,034	$2,051
Less: Other revenue	22	19	59	53
Add: Revenues from hotels acquired(3)	125	148	405	426
Less: Revenues from hotels disposed of	—	41	35	150
Less: Revenues from non-comparable hotels(4)	16	9	23	18
Pro-forma Comparable Hotel Revenues(3)	$759	$731	$2,322	$2,256

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Pro-forma Comparable Hotel Revenues(3)	$759	$731	$2,322	$2,256
Pro-forma Comparable Hotel Adjusted EBITDA(3)	$219	$212	$693	$677
Pro-forma Comparable Hotel Adjusted EBITDA margin(3)	28.8%	29.0%	29.9%	30.1%

_____________________________________________________________
(1) Includes EBITDA of $8 million for both the three and nine months ended September 30, 2019, for the period of ownership of the Chesapeake hotels between September 18, 2019 and September 30, 2019.

(2)      Includes other revenues and other expenses, non-income taxes on TRS leases included in other property-level expenses and corporate general and administrative expenses in the condensed consolidated statements of operations.

(3) Includes results from the 18 hotels acquired in the Chesapeake acquisition as if it had taken place on January 1, 2018.
(4) Includes revenues from Park's non-comparable hotels and rental revenues from office space and antenna leases located at its hotels.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

NAREIT FFO AND ADJUSTED FFO

(unaudited, in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income attributable to stockholders	$5	$52	$183	$418
Depreciation and amortization expense	61	69	184	208
Depreciation and amortization expense attributable to noncontrolling interests	(1)	(1)	(3)	(3)
Gain on sales of assets, net	(1)	(2)	(20)	(98)
Loss (gain) on sale of investments in affiliates(1)	—	1	—	(107)
Equity investment adjustments:
Equity in earnings from investments in affiliates	(3)	(4)	(18)	(16)
Pro rata FFO of investments in affiliates	6	8	27	28
Nareit FFO attributable to stockholders	67	123	353	430
Loss on foreign currency transactions	2	1	2	4
Casualty loss (gain), net	7	(1)	7	(1)
Transition expense	—	1	—	3
Acquisition costs	59	—	65	—
Severance expense	—	1	2	2
Share-based compensation expense	4	4	12	12
Other items	1	3	(1)	6
Adjusted FFO attributable to stockholders	$140	$132	$440	$456

Nareit FFO per share - Diluted(2)	$0.33	$0.61	$1.73	$2.10
Adjusted FFO per share - Diluted(2)	$0.68	$0.65	$2.16	$2.23
Weighted average shares outstanding - Diluted	207	201	204	205

(1)	Included in other gain (loss), net in the condensed consolidated statements of operations.
(2)	Per share amounts are calculated based on unrounded numbers and are calculated independently for each period presented.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

2019 OUTLOOK – EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)

	Year Ending
	December 31, 2019
	Low Case	High Case
Net income	$264	$284
Depreciation and amortization expense	263	263
Interest income	(6)	(6)
Interest expense	141	141
Income tax expense	13	13
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	23	23
EBITDA	698	718
Gain on sale of assets, net	(20)	(20)
Acquisition costs	65	65
Severance expense	2	2
Share-based compensation expense	16	16
Casualty loss and impairment loss, net	8	8
Other items	(1)	(1)
Adjusted EBITDA	$768	$788

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

2019 OUTLOOK – NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND

ADJUSTED FFO ATTRIBUTABLE TO STOCKHOLDERS

(unaudited, in millions except per share amounts)

	Year Ending
	December 31, 2019
	Low Case	High Case
Net income attributable to stockholders	$254	$274
Depreciation and amortization expense	263	263
Depreciation and amortization expense attributable to noncontrolling interests	(4)	(4)
Gain on sale of assets, net	(20)	(20)
Equity investment adjustments:
Equity in earnings from investments in affiliates	(20)	(21)
Pro rata FFO of equity investments	33	34
Nareit FFO attributable to stockholders	506	526
Acquisition costs	65	65
Severance expense	2	2
Share-based compensation expense	16	16
Casualty loss, net	7	7
Adjusted FFO attributable to stockholders	$596	$616
Adjusted FFO per share - Diluted(1)	$2.80	$2.90
Weighted average diluted shares outstanding	212.7	212.7

(1)	Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

DEFINITIONS

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization (“EBITDA”), presented herein, reflects net income excluding depreciation and amortization, interest income, interest expense, income taxes and interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude:

•	Gains or losses on sales of assets for both consolidated and unconsolidated investments;
•	Gains or losses on foreign currency transactions;
•	Transition expense related to the Company’s establishment as an independent, publicly traded company;
•	Transaction costs associated with hotel acquisitions or dispositions expensed during the period;
•	Severance expense;
•	Share-based compensation expense;
•	Casualty gains or losses and impairment losses; and
•	Other items that management believes are not representative of the Company’s current or future operating performance.

Hotel Adjusted EBITDA measures hotel-level results before debt service, depreciation and corporate expenses of the Company’s consolidated hotels, including both comparable and non-comparable hotels but excluding hotels owned by unconsolidated affiliates, and is a key measure of the Company’s profitability. The Company presents Hotel Adjusted EBITDA to help the Company and its investors evaluate the ongoing operating performance of the Company’s consolidated hotels.

Hotel Adjusted EBITDA margin is calculated as Hotel Adjusted EBITDA divided by total hotel revenue.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”) GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are among the measures used by the Company’s management team to make day-to-day operating decisions and evaluate its operating performance between periods and between REITs by removing the effect of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results; and (ii) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss) or other methods of analyzing the Company’s operating performance and results as reported under U.S. GAAP.

Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders Nareit FFO per share - diluted and Adjusted FFO per share - diluted

Nareit FFO attributable to stockholders and Nareit FFO per diluted share (defined as set forth below) are presented herein as non-GAAP measures of the Company’s performance. The Company calculates funds from operations (“FFO”) attributable to stockholders for a given operating period in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), as net income or loss attributable to stockholders (calculated in accordance with U.S. GAAP), excluding depreciation and amortization, gains or losses on sales of assets, impairment, and the cumulative effect of changes in accounting principles, plus adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the Company’s pro rata share of the FFO of those entities on the same basis. As noted by Nareit in its December 2018 “Nareit Funds from Operations White Paper – 2018 Restatement,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, Nareit adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance. The Company believes Nareit FFO provides useful information to investors regarding its operating performance and can facilitate comparisons of operating performance between periods and between REITs. The Company’s presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently. The Company calculates Nareit FFO per diluted share as Nareit FFO divided by the number of fully diluted shares outstanding during a given operating period.

The Company also presents Adjusted FFO attributable to stockholders and Adjusted FFO per diluted share when evaluating its performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding the Company’s ongoing operating performance. Management historically has made the adjustments detailed below in evaluating its performance and in its annual budget process. Management believes that the presentation of Adjusted FFO provides useful supplemental information that is beneficial to an investor’s complete understanding of operating performance. The Company adjusts Nareit FFO attributable to stockholders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO attributable to stockholders:

•	Gains or losses on foreign currency transactions;
•	Transition expense related to the Company’s establishment as an independent, publicly traded company;
•	Transaction costs associated with hotel acquisitions or dispositions expensed during the period;
•	Severance expense;
•	Share-based compensation expense;
•	Casualty gains or losses; and
•	Other items that management believes are not representative of the Company’s current or future operating performance.

Pro-forma

Certain financial measures and other information have been adjusted to reflect the effects of hotels disposed of and assume hotels acquired were owned as of the beginning of each of the periods presented. When presenting such information, the amounts are identified as “Pro-forma”.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the Company’s hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate (“ADR”) levels as demand for rooms increases or decreases.

Average Daily Rate

ADR represents rooms revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the hotel industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a more pronounced effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room

Revenue per Available Room (“RevPAR”) represents rooms revenue divided by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company’s performance as it provides a metric correlated to two primary and key factors of operations at a hotel or group of hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

Total RevPAR

Total RevPAR represents rooms, food and beverage and other hotel revenues divided by the total number of room nights available to guests for a given period. Management considers Total RevPAR to be a meaningful indicator of the Company’s performance as approximately one-third of revenues are earned from food and beverage and other hotel revenues. Total RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR, Total RevPAR and ADR are presented on a currency neutral basis (prior periods are reflected using current period exchange rates), unless otherwise noted.

Comparable Hotels

The Company presents certain data for its consolidated hotels on a comparable hotel basis as supplemental information for investors. The Company presents comparable hotel results to help the Company and its investors evaluate the ongoing operating performance of its comparable hotels.

Park Comparable Hotels

The Company presents certain data for Park’s legacy portfolio on a comparable basis. The Company defines Park comparable hotels as those that: (i) were active and operating in since January 1st of the previous year, and (ii) have not sustained substantial property damage or business interruption, have not undergone large-scale capital projects and for which comparable results are not available. Of the 40 Park legacy hotels that are consolidated as of September 30, 2019, 39 hotels have been classified as Park comparable hotels, which excludes 18 hotels acquired from Chesapeake. Due to the effects of business interruption from Hurricane Maria at the Caribe Hilton in Puerto Rico during the first half of 2019, the results from this property were excluded from comparable hotels in 2019. Park’s comparable hotels also exclude the 12 consolidated hotels that were sold in January and February 2018, one consolidated hotel that was returned to the lessor after the expiration of the ground lease in December 2018 and five consolidated hotels that were sold in 2019.

Chesapeake Comparable Hotels

The Company presents certain data for Chesapeake’s comparable hotels on a pro-forma comparable hotel basis, which includes 18 hotels the Company acquired from Chesapeake in September 2019.

Total Pro-Forma Comparable Hotels

The Company presents certain data for its consolidated hotels on a pro-forma comparable hotel basis, which includes Park and Chesapeake comparable hotels. Of the 58 hotels that are consolidated as of September 30, 2019, 57 hotels have been classified as comparable hotels.